Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

InfuSystem Announces Appointment of Carrie Lachance as President

Rochester Hills, Michigan, March 2, 2021 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced that Carrie Lachance has been appointed as President in addition to her current role as Chief Operating Officer.

Richard DiIorio, chief executive officer of InfuSystem said, “I am pleased to announce the promotion of Carrie Lachance to President of InfuSystem. Carrie has achieved outstanding results exhibiting solid leadership in her role as Chief Operating Officer in managing patient and customer care, including biomedical, clinical, customer service, logistics and revenue cycle management. In the new expanded role as President, Carrie will continue to lead these efforts and work with me to lead the team on the implementation and execution of our growth strategy. I am confident that Carrie’s broad base of health care experience and knowledge is well suited to grow and scale up our two operating platforms – Integrated Therapy Services (ITS) and Durable Medical Equipment Services (DME) – with new therapies and products.”

Mr. DiIorio continued, “The appointment of Carrie as President continues my commitment to build a strong leadership team with deep industry knowledge and proven leadership experience. I am dedicated to our long-term goal of making InfuSystem a leading health care services company. With the recent key leadership additions of Barry Steele as Chief Financial Officer, Jeannine Lombardi Sheehan as Chief Administrative Officer and Tom Ruiz as Chief Commercial Officer, I believe the Company is well positioned to deliver the industry’s best patient care and customer service as we work to expand our portfolio with new therapies in the coming years.”

Carrie Lachance joined InfuSystem in 2010 and serves as the Company’s Chief Operating Officer (“COO”). Prior to her appointment as COO, Carrie held numerous positions with the Company including management roles in Clinical Resources and Clinical Sales. Carrie brings extensive clinical knowledge from more than 20 years in the medical field. Her medical career began in 1996 as a Hospital Corpsman in the U.S. Navy and Naval Reserves. Her nursing knowledge and experience in both the hospital and clinic settings, as well as oncology medical sales and product development, have been instrumental in promoting positive relations with partners, vendors, and distributors.

Carrie is a Certified Infusion Nurse and a member of the Infusion Nurses Society. She earned a Bachelor of Science degree in Nursing from Rivier University and earned her Master’s in Business Administration from Rivier University.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, and Wound Therapy businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payor clients. The DME Services segment is comprised of direct payor rentals, pump and consumable sales, and biomedical services and repair.  Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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